                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                        UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___

                                  -------------------

                          THE FIRST NATIONAL BANK OF CHICAGO
                 (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                           36-0899825
                                                         (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                  60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                          THE FIRST NATIONAL BANK OF CHICAGO
                         ONE FIRST NATIONAL PLAZA, SUITE 0286
                            CHICAGO, ILLINOIS   60670-0286
               ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
              (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                -------------------
                             MEDIAONE FINANCE TRUST IV
           (EXACT NAME OF OBLIGORS AS SPECIFIED IN THEIR TRUST AGREEMENTS)



     DELAWARE                                        APPLIED FOR
   (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

5613 DTC PARKWAY
ENGLEWOOD, COLORADO                                     801155
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                 PREFERRED SECURITIES OF MEDIAONE FINANCE TRUST IV
                           (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (a)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 5th day of October, 1998.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE

               BY  /s/ Steven M. Wagner
                   ---------------------------------------
                    STEVEN M. WAGNER
                    FIRST VICE PRESIDENT





* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6



                         THE CONSENT OF THE TRUSTEE REQUIRED
                             BY SECTION 321(b) OF THE ACT


                                                            October 5, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust of MediaOne Finance Trust IV, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO



                    BY: /s/ Steven M. Wagner
                        ------------------------------------
                         STEVEN M. WAGNER
                         FIRST VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 06/30/98 ST-BK: 17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                      Page RC-1
City, State Zip:         Chicago, IL 60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                             DOLLAR AMOUNTS IN THOUSANDS


                                                                                                C400
                                                                                                ----
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):               RCFD
                                                                                           ----
    a. Noninterest-bearing balances and currency and coin(1).....................          0081   4,490,272   1.a
    b. Interest-bearing balances(2)..............................................          0071   5,586,990   1.b
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A)................          1754           0   2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)..............          1773   8,974,952   2.b
3.  Federal funds sold and securities purchased under agreements to resell.......          1350   5,558,583   3.

4.  Loans and lease financing receivables:                                                 RCFD
                                                                                           ----
    a. Loans and leases, net of unearned income (from Schedule RC-C).............          2122  28,257,868   4.a
    b. LESS: Allowance for loan and lease losses.................................          3123     413,742   4.b
    c. LESS: Allocated transfer risk reserve.....................................          3128           0   4.c
                                                                                           RCFD
                                                                                           ----
    d. Loans and leases, net of unearned income, allowance, and reserve
    (Item 4.a minus 4.b and 4.c).................................................          2125  27,844,126   4.d
5.  Trading assets (from Schedule RD-D)..........................................          3545   6,073,169   5.
6.  Premises and fixed assets (including capitalized leases).....................          2145     721,430   6.
7.  Other real estate owned (from Schedule RC-M).................................          2150       6,827   7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)...............................................          2130     184,515   8.
9.  Customers' liability to this bank on acceptances outstanding.................          2155     310,026   9.
10. Intangible assets (from Schedule RC-M).......................................          2143     302,859  10.
11. Other assets (from Schedule RC-F)............................................          2160   2,137,491  11.
12. Total assets (sum of items 1 through 11).....................................          2170  62,191,240  12.

--------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 06/30/98 ST-BK: 17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                      Page RC-2
City, State Zip:         Chicago, IL 60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

SCHEDULE RC-CONTINUED


                                             DOLLAR AMOUNTS IN
                                                 THOUSANDS
                                             ------------------
LIABILITIES
13. Deposits                                                                              RCON
    a. In domestic offices (sum of totals of columns A and C from                         ----
       Schedule RC-E, part I)...................................................          2200        21,810,607   13.a
       (1) Noninterest-bearing(1)...............................................          6631         9,864,956   13.a1
       (2) Interest-bearing.....................................................          6636        11,945,651   13.a2
                                                                                          RCFN
                                                                                          ----
    b. In foreign offices, Edge and Agreement subsidiaries, and IBF's
       (from Schedule RC-B, part II)............................................          2200        15,794,963   13.b
       (1) Noninterest bearing..................................................          6631           482,528   13.b1
       (2) Interest-bearing.....................................................          6636        15,312,435   13.b2
14. Federal funds purchased and securities sold under agreements to repurchase:           RCFD 2800    3,858,711   14.
15. a. Demand notes issued to the U.S. Treasury.................................          RCON 2840    1,444,748   15.a
    b. Trading Liabilities (from Schedule RC-D).................................          RCFD 3548    5,661,633   15.b

16. Other borrowed money:                                                                 RCFD
                                                                                          ----
    a. With original maturity of one year or less...............................          2332         4,356,061   16.a
    b. With original maturity of more than one year.............................          A547           385,550   16.b
    c. With original maturity of more than three years..........................          A548           320,386   16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding.....................          2920           310,026   18.
19. Subordinated notes and debentures...........................................          3200         2,200,000   19.
20. Other liabilities (from Schedule RC-G)......................................          2930         1,176,564   20.
21. Total liabilities (sum of items 13 through 20)..............................          2948        57,319,249   21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...............................          3838                 0   23.
24. Common stock................................................................          3230           200,858   24.
25. Surplus (exclude all surplus related to preferred stock)....................          3839         3,188,187   25.
26. a. Undivided profits and capital reserves...................................          3632         1,467,324   26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities...          8434            18,040   26.b
27. Cumulative foreign currency translation adjustments.........................          3284            (2,418)  27.
28. Total equity capital (sum of items 23 through 27)...........................          3210         4,871,991   28.
29. Total liabilities, limited-life preferred stock, and equity capital
    (sum of items 21, 22, and 28)...............................................          3300        62,191,240   29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
    auditing work performed for the bank by independent external          Number
    auditors as of any date during 1996...........RCFD 6724....  / N/A /   M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

-------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.